                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             CLICK2LEARN.COM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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     and 0-11.
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
                                     [LOGO]

May 3, 2000

To Our Stockholders:

You are cordially invited to attend the 2000 Annual Meeting of Stockholders (the "Meeting") of click2learn.com, inc. ("click2learn") to be held at click2learn's headquarters, 110 - 110(th) Avenue NE, Bellevue, Washington, on Thursday,
May 25, 2000, at 10:00 a.m., Pacific Daylight Time. The matters expected to be acted upon at the Meeting include the following: (1) the election of Class II Directors and a Class I Director, (2) the amendment of click2learn's 1998 Equity Incentive Plan, and (3) the ratification of KPMG LLP as click2learn's independent accountants for 2000. Each of these proposals is described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Please use this opportunity to take part in click2learn's affairs by voting on the business to come before this Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE PRIOR TO THE MEETING SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. Returning the proxy does not deprive you of your right to attend the Meeting and to vote your shares in person. If you do plan to attend the Meeting in person, please mark the appropriate box on the enclosed proxy so that we can plan appropriately for the Meeting.

We hope to see you at the Meeting.

Sincerely,

/s/ Kevin Oakes

Kevin Oakes
President and Chief Executive Officer

                             CLICK2LEARN.COM, INC.
                            110 - 110(TH) AVENUE NE
                           BELLEVUE, WASHINGTON 98004

                            ------------------------

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

To Our Stockholders:

    NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders (the "Meeting") of click2learn.com, inc. ("click2learn") will be held at click2learn's headquarters, 110 - 110(th) Avenue NE, Bellevue, Washington on Thursday, May 25, 2000, at 10:00 a.m. Pacific Daylight Time.

    At the Meeting, you will be asked to consider and vote upon the following matters:

    1. The election of three Class II directors and one Class I director of click2learn, the Class II directors to serve until the Annual Meeting of Stockholders held in 2003 and the Class I director to serve until the Annual Meeting of Stockholders held in 2002, and until their successors have been elected and qualified or until their earlier resignation, death or removal. Click2learn's Board of Directors intends to present the following nominees for election as directors:

CLASS II DIRECTORS              CLASS I DIRECTOR
------------------              ----------------
Kevin Oakes                     Jonathan D. Klein
Ronald S. Posner
Shelley Harrison, Ph.D.

    2. A proposal to approve an amendment of click2learn's 1998 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 2,500,000 shares to 4,000,000 shares.

    3. A proposal to ratify the selection of KPMG LLP as click2learn's independent accountants for 2000.

    4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 1, 2000 are entitled to notice of and to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          /s/ Kevin Oakes

                                          Kevin Oakes
                                          President and Chief Executive Officer

Bellevue, Washington
May 3, 2000

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                             CLICK2LEARN.COM, INC.
                            110 - 110(TH) AVENUE NE
                           BELLEVUE, WASHINGTON 98004

                            ------------------------

                                PROXY STATEMENT
                                  MAY 2, 2000

                            ------------------------

    The accompanying proxy is solicited on behalf of the Board of Directors of click2learn.com, inc. ("click2learn"), a Delaware corporation, for use at the 2000 Annual Meeting of Stockholders of click2learn to be held at the company's headquarters, 110 - 110(th) Avenue NE, Bellevue, Washington 98004, on Thursday, May 25, 2000, at 10:00 a.m., Pacific Daylight Time (the "Meeting"). This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about May 2, 2000. An annual report for the year ended December 31, 1999 is enclosed with this Proxy Statement.

RECORD DATE; QUORUM

    Only holders of record of click2learn's common stock at the close of business on April 1, 2000 (the "Record Date") are entitled to vote at the Meeting. A majority of the shares outstanding on the Record Date will constitute a quorum for the transaction of business at the Meeting.

OUTSTANDING SHARES

    At the close of business on the Record Date, click2learn had 16,707,342 shares of common stock outstanding and entitled to vote that were held of record by approximately 224 stockholders. Click2learn has been informed that there are approximately 6,700 beneficial owners of its common stock.

VOTING RIGHTS; REQUIRED VOTE

    Holders of click2learn's common stock are entitled to one vote for each share held as of the Record Date. Shares of common stock may not be voted cumulatively. In the event that a broker, bank, custodian, nominee or other record holder of click2learn common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter (a "broker non-vote"), then those shares will not be considered present and entitled to vote with respect to that matter, although they will be counted in determining whether or not a quorum is present at the Meeting.

    With respect to Proposal 1, the three Class II directors and one Class I director will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. Broker non-votes and abstentions will have no effect on the election of directors.

    Approval of Proposals 2 and 3 requires the affirmative vote of a majority of shares of common stock present in person or represented by proxy at the Meeting that are voted "for", "against" or "abstain" on the proposal. Broker non-votes will not be counted as a vote "for", "against" or "abstain" on Proposal 2.

    All votes will be tabulated by the inspector of elections appointed for the Meeting, who will separately tabulate affirmative votes, negative votes, abstentions and broker non-votes on each proposal.

VOTING OF PROXIES

    The proxy accompanying this Proxy Statement is solicited on behalf of the click2learn Board of Directors (the "Board") for use at the Meeting and any adjournment thereof. Stockholders are requested to complete, date and sign the accompanying proxy card and promptly return it in the enclosed envelope or otherwise mail it to click2learn. All executed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Returned signed proxies that give no instructions as to how they should be voted on a particular proposal at the Meeting will be counted as votes "for" such proposal (or, in the case of the election of directors, as a vote "for" election to the Board of all the nominees presented by the Board). So far as is known to the Board, no other matters are to be brought before the Meeting. However, as to any business that may properly come before the Meeting, it is intended that proxies in the form enclosed will be voted in accordance with the judgment of the persons holding such proxies.

    In the event that sufficient votes in favor of the proposals are not received by the date of the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the Meeting.

    The expenses of soliciting proxies in the enclosed form will be paid by click2learn. Following the original mailing of the proxies and other soliciting materials, click2learn will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and to request authority for the exercise of proxies. In such cases, click2learn, upon the request of the record holders, will reimburse such holders for their reasonable expenses. Proxies may also be solicited by click2learn's directors, officers and regular employees, without additional compensation, in person or by telephone.

REVOCABILITY OF PROXIES

    Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by written notice delivered to click2learn stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Meeting, or by attendance at the Meeting and voting in person. Please note that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Meeting, the stockholder must bring to the Meeting a letter from the broker, bank or other nominee confirming such stockholder's beneficial ownership of the shares and that such broker, bank or other nominee is not voting such shares.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

    Click2learn's Certificate of Incorporation and Bylaws divide the Board into three classes. The members of each class of directors serve for staggered three-year terms. Kevin Oakes, Ronald S. Posner and Shelley Harrison, Ph.D. are the Class II directors whose terms expire at this Annual Meeting of Stockholders. Mr. Oakes, Mr. Posner and Dr. Harrison are standing for re-election to the Board.

    On April 26, 2000, the Board approved a resolution increasing the size of the Board to eight members by adding a third Class I director. The terms of the Class I directors expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2002. Jonathan D. Klein is the nominee for election as the third Class I director to fill the vacancy created by the increase in the number of Class I directors. The Board is also currently composed of two additional Class I directors (Joseph DiNucci and Sally Narodick) and two Class III directors (James A. Billmaier and Bert Kolde) whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2001.

    The Board has nominated and recommends that Kevin Oakes, Ronald S. Posner and Shelley Harrison be elected as Class II directors to hold office until the Annual Meeting of Stockholders to be held in the year 2003 and that Jonathan D. Klein be elected as Class I director to hold office until the Annual Meeting of Stockholders to be held in the year 2002, or until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal. Shares represented by the accompanying proxy will be voted "for" the election of the nominees recommended by the Board unless the proxy is marked in such a manner as to withhold authority so to vote. If any nominee for any reason is unable to serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. Click2learn is not aware of any nominee who is unable or unwilling to serve as a director. Class I and Class II directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote in the election of directors. The nominees for election as Class I and Class II directors who receive the greatest number of votes cast for the election of directors at the Meeting with a quorum being present will become directors at the conclusion of the tabulation of votes.

NOMINEES AND DIRECTORS

    The following table sets forth the nominees for three Class II directors and one Class I director recommended to be elected at the Meeting and each director whose term of office will extend beyond or expire at the Meeting, the year such nominee or director was first elected a director, the principal positions held by the nominees and each director with click2learn, the year each nominee's or director's term will expire, the class of each nominee and each director, and certain additional biographical information regarding the four nominees:

           NAME OF                                                              DIRECTOR                TERM
     NOMINEE OR DIRECTOR          AGE           POSITION WITH CLICK2LEARN        SINCE      CLASS     EXPIRES
     -------------------        --------        -------------------------       --------   --------   --------
NOMINEES:
Kevin Oakes...................     36      President and Chief Executive          1997        II        2003
                                           Officer and Director
Ronald S. Posner(1)...........     57      Director                               1998        II        2003
Shelley Harrison, Ph.D.(2)....     57      Director                               1997        II        2003
Jonathan D. Klein.............     39      None                                     --        I         2002

CONTINUING DIRECTORS:
Sally Narodick................     54      Director                               1999        I         2002
Joseph DiNucci................     57      Executive Vice President               1999        I         2002
Bert Kolde(1)(2)..............     44      Chairman of the Board                  1984       III        2001
James A. Billmaier............     44      Vice Chairman and Director             1995       III        2001

------------------------

(1) Member of the Compensation Committee

(2) Member of the Audit Committee

    Mr. Oakes was named President and Chief Executive Officer of click2learn in January 2000. Mr. Oakes has served as President since he joined click2learn in September 1997. Prior to that time, Mr. Oakes was the President of each of Oakes Interactive, Acorn Associates and TopShelf Multimedia (the Oakes Companies) which he founded in March 1993, January 1996 and March 1997, respectively, and each of which click2learn acquired in September 1997. Prior to forming the Oakes Companies, Mr. Oakes was a Senior Account Representative for The Minnesota Mutual Life Insurance Company.

    Mr. Posner became a director of click2learn in September 1998. Mr. Posner is Chairman of NetCatalyst, an Internet investment firm, and a founding general partner of PS Capital LLC, an angel venture capital firm. Mr. Posner has over 20 years experience in the technology industry, having held executive positions with a number of high technology companies. He has been an active investor and advisor to a number of Internet companies including PrizeCentral.com (now part of Havas Interactive), Tunes.com (now part of Emusic.com), Spinner.com (now part of America Online), STV.com (now part of Sonic Foundry), Match.com (now part of TicketMaster City Search, Inc.), Snickleways Interactive and Novatel Wireless. Mr. Posner is also a director of Beyond.com, PNBC.net, and Smallworldwide plc.

    Dr. Harrison has served as a director of click2learn since September 1997, when click2learn acquired Aimtech Corporation. Dr. Harrison serves as Chairman and Chief Executive Officer of SPACEHAB, Inc., a developer of habitable modules for the United States space shuttle fleet. From 1987 until its dissolution in December 1998, Dr. Harrison was a Managing General Partner of Poly Ventures, Limited Partnership, a venture capital fund. Prior to that time, Dr. Harrison co-founded and served as Chairman and Chief Executive Officer of Symbol Technologies, Inc., a provider of bar code laser scanners and portable terminals. Dr. Harrison is also a director of AppliedTheory Corporation, Netmanage, Inc. and Information Resource Engineering, Inc., as well as several private technology companies.

    Mr. Klein is a co-founder of Getty Images LLC and has been its Chief Executive Officer and a director since 1998. Mr. Klein served as Chief Executive and a director of Getty Communications plc from 1996 to February 1998. From March 1995 to April 1996, Mr. Klein served as the Joint Chairman of Getty Communications plc. In 1993, Mr. Klein co-founded Getty Investment Holdings L.L.C. and from 1993 to 1995, together with Mr. Mark Getty, formulated and implemented its strategy. From 1983 to 1993, Mr. Klein held various positions at Hambros Bank Limited. Mr. Klein serves on the board of Getty Investments L.L.C. ("Getty Investments") and The Conservation Corporation.

                  THE BOARD RECOMMENDS A VOTE FOR THE ELECTION
                      OF EACH OF THE NOMINEES NAMED ABOVE.

    Additional biographical information regarding click2learn's continuing directors and the Class II director whose term will expire at the Meeting and who will not stand for re-election is available at pages 11 through 13 of this Proxy Statement under "Directors and Executive Officers of click2learn."

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    BOARD OF DIRECTORS. During 1999, the Board met seven times, including telephone conference meetings, and acted by unanimous written consent five times. No current director attended fewer than 75% of the aggregate of the number of meetings of the Board (held during the part of 1999 for which he or she was a director) and the number of meetings held by all committees of the Board on which such director served (during the part of 1999 that such director served). Standing committees of the Board include an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing similar functions.

    AUDIT COMMITTEE. Mr. Kolde and Dr. Harrison are the current members of the Audit Committee. The Audit Committee was established in connection with click2learn's initial public offering in June 1998. The Audit Committee meets with click2learn's independent accountants to review the adequacy of click2learn's internal control systems and financial reporting procedures; reviews the general scope of click2learn's annual audit and the fees charged by the independent accountants; reviews and monitors the performance of non-audit services by click2learn's auditors; reviews the fairness of any proposed transaction between click2learn and any officer, director or other affiliate of click2learn (other than transactions subject to the review of the Compensation Committee), and after such review, makes recommendations to the full Board; and performs such further functions as may be required by any stock exchange or over-the-counter market upon which click2learn's common stock may be listed. The Audit Committee met once during 1999.

    COMPENSATION COMMITTEE. The Compensation Committee is currently comprised of Mr. Kolde and Mr. Posner. The Compensation Committee reviews and approves compensation and benefits for click2learn's executive officers, administers click2learn's stock option, stock purchase and equity incentive plans, and makes recommendations to the Board regarding such matters. Mr. Kolde and Mr. Posner are both "non-employee directors" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and "outside directors" as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). During 1999, the Compensation Committee met four times (in conjunction with meetings of the full Board) and acted by written consent eight times. Mr. Kolde was an executive officer of click2learn from December 1984 until November 1994. No interlocking relationship exists between the Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

DIRECTOR COMPENSATION

    Directors do not receive any cash fees for their service on the Board or any Board committee, but they are entitled to reimbursement of all reasonable out-of-pocket expenses incurred in connection with their attendance at Board and Board committee meetings. In July 1995, click2learn granted to Mr. Kolde options to purchase 90,000 shares of its common stock under its 1995 Combined Incentive and Non-qualified Stock Option Plan, with an exercise price per share of $1.55, equal to the fair market value on the date of grant.

    In May 1998, the stockholders approved the 1998 Directors Stock Option Plan (the "Directors Plan") and reserved a total of 187,500 shares of the common stock for issuance thereunder. Members of the Board who are not employees of click2learn or any parent, subsidiary or affiliate of click2learn are eligible to participate in the Directors Plan. Option grants under the Directors Plan are automatic and nondiscretionary, and the exercise price of such options is the fair market value of the common stock on the date of grant. To date, non-employee directors have received annual grants of options under the Director's Plan to purchase 7,500 shares on either June 11, the effective date of the Directors Plan, for non-employee directors who were serving on that date, or on the date he or she first became a director and each anniversary thereof, if the director has served continuously as a member of the Board since the date of the initial grant. On April 18, 2000, the Board of Directors approved, pursuant to the terms of the Directors Plan, an amendment to the Directors Plan to increase the size of the of the initial grant for any new directors elected after April 18, 2000 and the annual recurring grants for all directors from 7,500 to 15,000 shares. The increase will take effect with respect to current directors on the date of their next annual grant. No other changes were made to the Directors Plan.

    The per share exercise price for such options is the fair market value of a share of click2learn common stock on the grant date. The term of these options is ten years, but they will terminate seven months following the date such director ceases to be a member of the Board or a consultant to click2learn or twelve months if the termination is due to death or disability. All options granted under the Directors Plan will vest as to 2.77% of the shares each month after the date of grant for so long as the recipient continues as a director or a consultant of click2learn. Additionally, immediately prior to the dissolution or liquidation of click2learn or a "change in control" transaction, all options granted pursuant to the Directors Plan will accelerate and will be exercisable for a period of up to six months following the transaction, after which any unexercised options will expire.

            PROPOSAL NO. 2--AMENDMENT OF 1998 EQUITY INCENTIVE PLAN

    Stockholders are being asked to approve an amendment of click2learn's 1998 Equity Incentive Plan (the "Incentive Plan") to increase the number of shares of common stock reserved for issuance thereunder from 2,500,000 shares to 4,000,000 shares. The Board believes that the increase in the number of shares reserved for issuance under the Incentive Plan is in the best interests of click2learn because of the continuing need to provide stock options to attract and retain quality employees and remain competitive in the industry.

    The granting of equity incentives under the Incentive Plan plays an important role in click2learn's efforts to attract and retain employees of outstanding ability. Competition for executives, skilled engineers and other key employees in the software and Internet industries is intense and the use of significant stock options for retention and motivation of such personnel is pervasive in the high technology industries. The Board believes that the additional reserve of shares with respect to which equity incentives may be granted will provide click2learn with adequate flexibility to ensure that click2learn can continue to meet those goals and facilitate click2learn's continued growth in its employee base.

    The Board approved the proposed amendment on April 26, 2000, to be effective upon stockholder approval. Below is a summary of the principal provisions of the Incentive Plan. The summary is not necessarily complete, and reference is made to the full text of the Incentive Plan.

              THE BOARD RECOMMENDS A VOTE FOR THE AMENDMENT OF THE
                          1998 EQUITY INCENTIVE PLAN.

                   SUMMARY OF THE 1998 EQUITY INCENTIVE PLAN

INCENTIVE PLAN HISTORY

    The Incentive Plan replaced click2learn's 1995 Combined Incentive and Non-qualified Stock Option Plan (the "1995 Plan"). There are currently 2,500,000 shares reserved for issuance under the Incentive Plan. In addition, any shares available for grant under the 1995 Plan on the effective date of the Incentive Plan as well as any shares subject to options granted under the 1995 Plan which are canceled prior to exercise are available for grant under the Incentive Plan. The purpose of the Incentive Plan is to offer eligible persons an opportunity to participate in click2learn's future performance through awards of stock options, restricted stock and stock bonuses, and to enable click2learn to recruit and retain the highly skilled personnel necessary for its continued growth.

    As of March 31, 2000, options to purchase an aggregate of 2,573,544 shares of common stock were outstanding under the Incentive Plan, with exercise prices ranging from $3.69 to $19.94 per share, and options to purchase 526,356 shares were available for grant. As of March 31, 2000, options to purchase an aggregate of 1,904,164 shares of common stock were outstanding under the 1995 Plan, with exercise prices ranging from $1.55 to $11.00 per share, and no additional options were available for grant. From the adoption of the 1995 Plan through March 31, 2000, options to purchase a total of 8,867,499 shares had been granted to all employees as a group (including all current executive officers) under both the 1995 Plan and the Incentive Plan, of which options to purchase 2,855,626 shares had been canceled. As of March 31, 2000, click2learn's current executive officers as a group (six persons) had been granted options under the Incentive Plan and the 1995 Plan to purchase an aggregate of 1,171,369 shares and options to purchase an aggregate of 3,072,947 shares had been granted to current employees other than executive officers. For a list of options granted to Named Executive Officers (as defined in "Executive Compensation") during 1997, 1998 and 1999 under both the Incentive Plan and the 1995 Plan, see the chart on page 20.

SHARES

    The stock subject to issuance under the Incentive Plan consists of shares of click2learn's authorized but unissued common stock. The number of shares of common stock currently reserved for issuance under the Incentive Plan is 2,500,000 shares, plus those shares not granted or becoming available as a result of cancellations under the 1995 Plan (consisting of 729,738 shares as of March 31, 1999). Proposal No. 2 seeks to increase the number of shares reserved for issuance under the Incentive Plan from 2,500,000 shares to 4,000,000 shares (plus any shares available or becoming available under the 1995 Plan). Shares subject to an option granted pursuant to the Incentive Plan or 1995 Plan that expires or terminates for any reason without being exercised, shares subject to an award granted pursuant to the Incentive Plan that is forfeited or is repurchased by click2learn at the original issue price, and shares subject to an award granted pursuant to the Incentive Plan that otherwise terminates without shares being issued will again become available for grant and issuance pursuant to awards under the Incentive Plan. This number of shares is subject to proportional adjustment to reflect stock splits, stock dividends and other similar events.

ELIGIBILITY

    Employees, officers, directors, consultants, independent contractors and advisors of click2learn or any parent or subsidiary of click2learn are eligible to receive awards under the Incentive Plan. No person will be eligible to receive more than 500,000 shares in any calendar year pursuant to awards granted under the Incentive Plan. Notwithstanding the foregoing, a new employee is eligible to receive up to a maximum of 1,000,000 shares pursuant to the Incentive Plan in the calendar year in which he or she commences employment. As of March 31, 2000, approximately 363 persons were in the class of persons eligible to participate in the Incentive Plan (not including consultants, independent contractors and advisors), 1,770,936 shares had been issued upon exercise of options under the Incentive Plan and the 1995 Plan, 4,477,708 shares were subject to outstanding options under the Incentive Plan and the 1995 Plan, and no shares had been issued pursuant to stock bonus awards. As of that date, 526,356 shares were available for future grant, including shares becoming available as a result of cancellations under the 1995 Plan but not including the proposed amendment to the Incentive Plan. If the proposed amendment had been approved by the stockholders as of such date, there would have been 2,526,356 shares available under the Incentive Plan. The closing price of click2learn's common stock on the Nasdaq National Market was $14.25 per share as of March 31, 2000, the last trading day before the Record Date.

ADMINISTRATION

    The Incentive Plan is administered by the Compensation Committee, the members of which are appointed by the Board. The Compensation Committee currently consists of Bert Kolde and Ronald S. Posner, both of whom are "non-employee directors," as defined in Rule 16b-3 promulgated under the Exchange Act and "outside directors," as defined pursuant to Section 162(m) of the Code.

    Subject to the terms of the Incentive Plan, the Compensation Committee determines the persons who are to receive awards, the number of shares subject to each such award, and the terms and conditions of such awards. The Compensation Committee also has the authority to construe and interpret any of the provisions of the Incentive Plan or any awards granted thereunder.

STOCK OPTIONS

    The Incentive Plan permits the granting of options that are intended to qualify either as Incentive Stock Options ("ISOs") or Nonqualified Stock Options ("NQSOs"). ISOs may be granted only to employees (including officers and directors who are also employees) of click2learn or any parent or subsidiary of click2learn. The option exercise price for each ISO share must be no less than 100% of the "fair market value" (as defined in the Incentive Plan) of a share of common stock at the time the ISO is granted. The per share exercise price of an ISO granted to a 10% stockholder must be no less than 110% of the fair market value of a share of common stock at the time the ISO is granted. The option exercise price for each NQSO share must be no less than 85% of the fair market value of a share of common stock at the time of grant. Click2learn has does not intend to grant options under the Incentive Plan at less than fair market value in the foreseeable future.

    The exercise price of options granted under the Incentive Plan may be paid (to the extent the following are approved by the Compensation Committee at the time of grant): (1) in cash (by check); (2) by cancellation of indebtedness of click2learn to the participant; (3) by surrender of shares of click2learn's common stock owned by the participant for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (4) by tender of a full recourse promissory note; (5) by waiver of compensation due to or accrued by the participant for services rendered; (6) by a "same-day sale" commitment from the participant and a National Association of Securities Dealers, Inc. ("NASD") broker; (7) by a "margin" commitment from the participant and a NASD broker; or (8) by any combination of the foregoing.

RESTRICTED STOCK AWARDS

    The Compensation Committee may grant participants restricted stock awards to purchase stock either in addition to, or in tandem with, other awards under the Incentive Plan, under such terms, conditions and restrictions as the Compensation Committee may determine. The purchase price for such awards must be no less than 85% of the fair market value of click2learn's common stock on the date of the award (and in the case of an award granted to a 10% stockholder, the purchase price shall be 100% of fair market value) and can be paid for in any of the forms of consideration listed in items (1) through (5) in "Stock Options" above, as are approved by the Compensation Committee at the time of grant. Click2learn has not granted any restricted stock awards under the Incentive Plan to date, and does not intend to do so in the foreseeable future.

STOCK BONUS AWARDS

    The Compensation Committee may grant participants stock bonus awards either in addition to or in tandem with other awards under the Incentive Plan, under such terms, conditions and restrictions as the Compensation Committee may determine. Click2learn has not granted any stock bonus awards under the Incentive Plan to date, and does not intend to do so in the foreseeable future.

MERGERS, CONSOLIDATIONS, CHANGE OF CONTROL

    In the event of a merger, consolidation, dissolution or liquidation of click2learn, the sale of substantially all of its assets, or any other similar corporate transaction, the successor corporation may assume awards under the Incentive Plan, substitute equivalent awards in exchange for those granted under the Incentive Plan, or provide consideration substantially similar to that which is provided to stockholders of click2learn in such transaction. In the event that the successor corporation does not assume or substitute awards, then the vesting of all awards granted pursuant to the Incentive Plan will accelerate immediately prior to the transaction.

AMENDMENT OF THE INCENTIVE PLAN

    The Board may at any time terminate or amend the Incentive Plan, including amending any form of award agreement or instrument to be executed pursuant to the Incentive Plan. However, the Board may not amend the Incentive Plan in any manner that requires stockholder approval pursuant to the Code or the regulations promulgated thereunder, or pursuant to the Exchange Act or Rule 16b-3 (or its successor) promulgated thereunder.

TERM OF THE INCENTIVE PLAN

    Unless terminated earlier as provided in the Incentive Plan, the Incentive Plan will expire in December 2007, ten years from the date it was adopted by the Board.

FEDERAL INCOME TAX INFORMATION

    THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE FEDERAL INCOME TAX CONSEQUENCES TO CLICK2LEARN AND PARTICIPANTS UNDER THE INCENTIVE PLAN. FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPANT WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPANT HAS BEEN AND IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE INCENTIVE PLAN.

    INCENTIVE STOCK OPTIONS. A participant will recognize no income upon grant of an ISO and incur no tax on its exercise (unless the participant is subject to the alternative minimum tax ("AMT")). If the participant holds shares acquired upon exercise of an ISO (the "ISO Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the participant generally will realize capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

    If the participant disposes of ISO Shares prior to the expiration of either required holding period (a "disqualifying disposition"), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon the amount of time the ISO Shares were held by the participant.

    ALTERNATIVE MINIMUM TAX. The difference between the fair market value of the ISO Shares on the date of exercise and the exercise price is an adjustment to income for purposes of AMT. The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is 26% of the portion of an individual taxpayer's alternative minimum taxable income that would otherwise be taxable as ordinary income (28% in the case of alternative minimum taxable income in excess of $175,000). A maximum 20% AMT rate applies to the portion of alternative minimum taxable income that would otherwise be taxable as net capital gain. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the ISO Shares on the date of exercise and the exercise price), and reducing this amount by the applicable exemption amount ($45,000 in case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

    NONQUALIFIED STOCK OPTIONS. A participant will not recognize any taxable income at the time an NQSO is granted. However, upon exercise of an NQSO, the participant must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the participant's exercise price. The included amount must be treated as ordinary income by the participant and may be subject to withholding by click2learn (either by payment in cash or withholding out of the participant's salary). Upon resale of the shares by the participant, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

    RESTRICTED STOCK AND STOCK BONUS AWARDS. Restricted stock and stock bonus awards will generally be subject to tax at the time of receipt, unless there are restrictions that enable the participant to defer tax. At the time the tax is incurred, the tax treatment will be similar to that discussed above for NQSOs.

    MAXIMUM TAX RATES. The maximum tax rate applicable to ordinary income and short-term capital gains is 39.6%. Long-term capital gain will be taxed at a maximum of 20%. For this purpose, in order to receive long-term capital gain treatment, the shares must be held for more than 12 months. Capital gains may be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income.

    TAX TREATMENT OF CLICK2LEARN. Click2learn generally will be entitled to a deduction in connection with the exercise of an NQSO by a participant or the receipt of restricted stock or stock bonuses by a participant to the extent that the participant recognizes ordinary income and click2learn withholds tax. Click2learn will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the participant recognizes ordinary income on a disqualifying disposition of the ISO Shares.

    ERISA. The Incentive Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and is not qualified under Section 401(a) of the Code.

NEW PLAN BENEFITS

    The amounts of future option grants under the Incentive Plan to
(1) click2learn's Chief Executive Officer; (2) the Named Executive Officers;
(3) all current executive officers as a group; (4) all current directors who are not executive officers as a group; and (5) all employees, including all officers who are not executive officers, as a group, are not determinable because under the terms of the Incentive Plan such grants are made in the discretion of the Compensation Committee or its designees. Future option exercise prices under the Incentive Plan are not determinable because they are based upon the fair market value of click2learn's common stock on the date of grant.

      PROPOSAL NO. 3--RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

    Click2learn has selected KPMG LLP as its independent accountants to perform the audit of click2learn's financial statements for 2000, and the stockholders are being asked to ratify such selection. KPMG LLP has been engaged as click2learn's independent accountants since 1997. Representatives of KPMG LLP will be present at the Meeting, will have the opportunity to make a statement at the Meeting if they desire to do so, and will be available to respond to appropriate questions.

                THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION
                         OF THE SELECTION OF KPMG LLP.

                DIRECTORS AND EXECUTIVE OFFICERS OF CLICK2LEARN

    The following table sets forth certain information regarding the executive officers and directors of click2learn as of March 31, 2000:

NAME                                          AGE                           POSITION
----                                        --------                        --------
Kevin M. Oakes............................     36      President, Chief Executive Officer and Director
Joseph DiNucci............................     57      Executive Vice President and Director
Steven Martino............................     41      Senior Vice President and Chief Operating Officer
John M. Kellum............................     49      Vice President and Chief Technology Officer
John D. Atherly...........................     41      Vice President, Finance and Administration and
                                                       Chief Financial Officer
Steven Esau...............................     37      Vice President, General Counsel and Corporate
                                                         Secretary
Bert Kolde(1)(2)..........................     44      Chairman of the Board and Director
James A. Billmaier........................     44      Vice Chairman and Director
Shelley Harrison, Ph.D.(2)................     57      Director
Ronald S. Posner(1).......................     57      Director
Sally Narodick............................     54      Director

------------------------

(1) Member of the Compensation Committee

(2) Member of the Audit Committee

    Mr. Oakes was named President and Chief Executive Officer in January 2000. Mr. Oakes has served as President since he joined click2learn in September 1997. Prior to that time, Mr. Oakes was the President of each of Oakes Interactive, Acorn Associates and TopShelf Multimedia (the Oakes Companies) which he founded in March 1993, January 1996 and March 1997, respectively, and each of which click2learn acquired in September 1997. Prior to forming the Oakes Companies, Mr. Oakes was a Senior Account Representative for The Minnesota Mutual Life Insurance Company.

    Mr. DiNucci has served as Executive Vice President since July 1999 and as a Director since May 1999. Mr. DiNucci joined click2learn in October 1998 as Senior Vice President, Worldwide Sales. Prior to joining click2learn,
Mr. DiNucci was the Vice President of Business Development for E.piphany, Inc., which markets enterprise relationship management systems, where he recruited the initial sales force and first customers. Previously, Mr. DiNucci spent five years at Silicon Graphics, a graphics workstation company, as Vice President of Marketing. Prior to that Mr. DiNucci was the Senior Vice President and General Manager of MIPS Computer Systems, where he ran the systems business. Prior to MIPS, Mr. DiNucci spent seventeen years at Digital Equipment Company, where he held a variety of positions, including general manager of DEC's workstation business. Mr. DiNucci is a director of Rand Technologies in Toronto, and Realax in Frankfurt.

    Mr. Martino was named Senior Vice President and Chief Operating Officer in January 2000. Mr. Martino has held a number of executive positions with click2learn since he joined click2learn in September 1995. He has served at various times as Vice President, Marketing; Vice President, Strategic Relationships; Vice President, Sales; and Vice President and General Manager, Professional Services. From 1990 to September 1995, Mr. Martino was with Sun Microsystems, most recently as the Senior Director of Marketing for SunSoft. Prior to that time, he was a Senior Manager at Price Waterhouse, and held various sales and marketing positions at Xerox Corporation.

    Mr. Kellum was named Vice President and Chief Technology Officer in January 2000. Mr. Kellum also served as Vice President and General Manager, Online Learning Products from November 1995 until January 2000, and prior to that was Senior Director of Business Development. From May 1993 to

September 1995, he served as Director of Technology and Business Development at SunSoft. From 1987 to May 1993, he served as Director of Engineering at Intergraph Corporation, a graphics workstation company. Prior to that time, he served as Director of Operating Systems at Fairchild Research Center and as a Senior Research Scientist at Honeywell Research Center.

    Mr. Atherly has served as Vice President, Finance and Administration and Chief Financial Officer of click2learn since February 1995, and prior to that was Director of Finance and Operations, Treasurer and Secretary from February 1993 until February 1995. Mr. Atherly held various other positions since he joined click2learn in June 1990, including controller from February 1991 until February 1993. Prior to joining click2learn, Mr. Atherly was a Finance and Operations Manager at MicroDisk Services, a software manufacturing services company.

    Mr. Esau has served as General Counsel of click2learn since October 1995 and also as a Vice President and Secretary of click2learn since January 1997. Prior to that time, Mr. Esau was the Director of Legal Affairs from February 1995 until October 1995, and before that he was counsel to click2learn since joining click2learn in February 1994. From 1988 until February 1994, he was in private law practice, first with Stoel Rives LLP in Seattle and then with his own law firm, where he focused on advising software and technology startup companies.

    Mr. Kolde was appointed Chairman of the Board of click2learn in July 1997, and has been a director since click2learn was founded in December 1984.
Mr. Kolde served as Executive Vice President of click2learn from December 1984 until April 1993, and thereafter as President until November 1994. Mr. Kolde is Vice Chairman of Trail Blazers Inc., Football Northwest LLC, First & Goal Inc. and Oregon Arena Corporation and a Vice President of Vulcan Ventures, Inc.
Mr. Kolde serves as a director of Edison Schools, Inc. and CyberSource Corporation. Prior to joining click2learn, Mr. Kolde was the Vice President of Management Reporting of Seafirst Corporation.

    Mr. Billmaier was appointed Vice Chairman in January 2000. Mr. Billmaier is currently President and CEO of Broadband Partners. Mr. Billmaier served as Chief Executive Officer from July 1995 until January 2000 and has been a director of click2learn since July 1995. Mr. Billmaier also served as President from July 1995 until September 1997. From January 1994 until July 1995, he was the Vice President and General Manager of the Network Software Products Business of Sun Microsystems, Inc. From February 1992 until January 1994, he was Vice President of Marketing and Business Development for SunSoft, Sun Microsystems' software business division. Prior to joining Sun Microsystems, Mr. Billmaier served as the Vice President of Software Marketing and Business Development at MIPS Technologies, Inc., a developer of computer microprocessors, and before that he was responsible for UNIX workstation products and strategies at Digital Equipment Corporation.

    Dr. Harrison has served as a director of click2learn since September 1997, when click2learn acquired Aimtech Corporation. Dr. Harrison serves as Chairman and Chief Executive Officer of SPACEHAB, Inc., a developer of habitable modules for the United States space shuttle fleet. From 1987 until its dissolution in December 1998, Dr. Harrison was a Managing General Partner of Poly Ventures, Limited Partnership, a venture capital fund. Prior to that time, Dr. Harrison co-founded and served as Chairman and Chief Executive Officer of Symbol Technologies, Inc., a provider of bar code laser scanners and portable terminals. Dr. Harrison is also a director of AppliedTheory Corporation, Netmanage, Inc. and Information Resource Engineering, Inc., as well as several private technology companies.

    Mr. Posner became a director of click2learn in September 1998. Mr. Posner is Chairman of NetCatalyst, an Internet investment firm, and a founding general partner of PS Capital LLC and angel venture capital firm. Mr. Posner has over 20 years experience in the technology industry, having held executive positions with a number of high technology companies. He has been an active investor and advisor to a number of Internet companies including PrizeCentral.com (now part of Havas Interactive), Tunes.com (now part of Emusic.com), Spinner.com (now part of America Online), STV.com (now part of Sonic Foundry), Match.com (now part of TicketMaster City Search, Inc.), Snickleways Interactive and Novatel Wireless. Mr. Posner is also a director of Beyond.com, PNBC.net, and Smallworldwide plc.

    Ms. Narodick became a director of click2learn in September 1998.
  Ms. Narodick has been President and CEO of APEX Online Learning, Inc., which provides online distance learning courses to high achieving high school students, since October 1998. Before joining APEX Online Learning, she was an independent consultant on educational technology. Prior to that, she was Chairman and CEO of Edmark Corporation, a publicly held educational software company, from 1989 until Edmark was sold to IBM in December 1996. From
December 1996 through March 1998, she served as an educational technology consultant to the Consumer Software Division of IBM. Ms. Narodick is on the boards of Penford Corporation, a publicly held specialty chemical company; Puget Sound Energy, a publicly held gas and electric utility; and APEX Online Learning.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information known to click2learn with respect to the beneficial ownership of click2learn's common stock as of
March 31, 2000, by: (1) each person who is known by click2learn to own beneficially more than 5% of click2learn's common stock, (2) each director of click2learn, (3) each of the Named Executive Officers and (4) all directors and executive officers of click2learn as a group.

                                                                                     PERCENTAGE OF
                                                             NUMBER OF SHARES        COMMON STOCK
NAME OF BENEFICIAL OWNER                                    BENEFICIALLY OWNED   BENEFICIALLY OWNED(1)
------------------------                                    ------------------   ---------------------
Paul G. Allen(2)..........................................        6,828,216              39.94%
Marshall Capital Management, Inc.(3)......................        1,340,839               7.75
Vulcan Ventures, Inc.(4)..................................        1,003,216               5.86
Capital Guardian Trust Company(5).........................          962,000               5.76
Capital Group International, Inc.(6)......................          962,000               5.76
Go2Net, Inc.(7)...........................................          857,142               5.00
Kevin M. Oakes(8).........................................          478,761               2.86
James A. Billmaier(9).....................................          388,904               2.27
Steven Martino(10)........................................          120,933                  *
John M. Kellum(11)........................................          111,440                  *
Bert Kolde(12)............................................           87,082                  *
Joseph DiNucci(13)........................................           63,271                  *
Ronald S. Posner(14)......................................           45,832                  *
Shelley Harrison, Ph.D.(15)...............................            8,069                  *
Sally Narodick(16)........................................            2,500                  *
All officers and directors as a group (11 persons)(16)....        1,495,458               8.46

------------------------

   * Less than 1% of click2learn's outstanding common stock

 (1) Percentage ownership is based on 16,707,342 shares outstanding as of March 31, 2000. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of March 31, 2000 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person. The addresses for each holder of more than 5% of click2learn common stock are as follows:

     PAUL G. ALLEN
     c/o Vulcan Ventures, Inc.
     110 - 110(th) Avenue NE
     Bellevue, Washington 98004

     MARSHALL CAPITAL MANAGEMENT, INC.
     11 Madison Avenue
     New York, New York 10010

     CAPITAL GUARDIAN TRUST COMPANY
     CAPITAL GROUP INTERNATIONAL, INC.
     11100 Santa Monica Blvd.
     Los Angeles, California 90025

     GO2NET, INC.
     999 Third Avenue
     Seattle, Washington 98104

     Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

 (2) Includes 516,120 shares held of record by Vulcan Ventures, Inc. and 387,096 shares issuable upon exercise of a warrants issued to Vulcan
     Ventures, Inc. Mr. Allen is the sole shareholder of Vulcan Ventures, Inc. and may be deemed to have shared voting and investment power with respect to such shares. Mr. Allen is the founder of click2learn.

 (3) Includes 580,646 shares issuable upon exercise of a warrant.

 (4) Includes 387,096 shares issuable upon exercise of a warrant.

 (5) Represents shares held on behalf of institutional clients for which Capital Guardian Trust Company serves as the investment manager. Capital Guardian Trust Company disclaims beneficial ownership of such shares.

 (6) Represents the shares beneficially held by Capital Guardian Trust Company. Capital Group International, Inc. has no voting or investment power with respect to such shares. Capital Group International, Inc. is the parent company of Capital Guardian Trust Company and may be deemed to beneficially own such shares by virtue of Rule 13d-3. Capital Group International, Inc. disclaims beneficial ownership of such shares.

 (7) Includes 428,571 shares issuable on exercise of a warrant.

 (8) Includes 11,140 shares subject to stock options exercisable within 60 days of March 31, 2000. Mr. Oakes is President and Chief Executive Officer and a director of click2learn.

 (9) Represents shares subject to stock options exercisable within 60 days of March 31, 2000. Mr. Billmaier is the Vice Chairman and a director of click2learn.

 (10) Represents shares subject to stock options exercisable within 60 days of March 31, 2000. Mr. Martino is Senior Vice President and Chief Operating Officer of click2learn.

 (11) Represents shares subject to stock options exercisable within 60 days of March 31, 2000. Mr. Kellum is Vice President and Chief Technology Officer of click2learn.

 (12) Represents shares subject to stock options exercisable within 60 days of March 31, 2000. Mr. Kolde is Chairman of the Board of click2learn.

 (13) Includes 56,740 shares subject to stock options exercisable within 60 days of March 31, 2000. Mr. DiNucci is Executive Vice President and a director of click2learn.

 (14) Includes 5,832 shares subject to stock options exercisable within 60 days of March 31, 2000. Mr. Posner is a director of click2learn.

 (15) Includes 7,082 shares subject to stock options exercisable within 60 days of March 31, 2000 and 144 shares held of record by Dr. Harrison's spouse. Dr. Harrison is a director of click2learn.

 (16) Represents 2,500 shares subject to stock options exercisable within 60 days of March 31, 2000. Ms. Narodick is a director of click2learn.

 (17) Represents the shares described in footnotes (8) - (16), plus an additional 188,686 shares beneficially owned by two other executive officers, of which 179,279 shares were subject to stock options exercisable within 60 days of March 31, 2000.

                             EXECUTIVE COMPENSATION

    The following table sets forth certain summary information concerning the compensation awarded to, earned by, or paid for services rendered to click2learn in all capacities during the year ended December 31, 1999 by click2learn's Chief Executive Officer and the four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of 1999 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG TERM
                                                                                            COMPENSATION
                                                                                               AWARDS
                                                                                            ------------
                                                                                             SECURITIES
                                                                                             UNDERLYING
NAME AND PRINCIPAL POSITION                        YEAR          SALARY        BONUS        OPTIONS (#)
---------------------------                      --------       --------      --------      ------------
James A. Billmaier ............................    1999         $250,000      $26,923(3)            --
  Chief Executive Officer(1)                       1998          259,616       47,343(4)            --
                                                   1997          250,000       74,875(5)       187,499

Kevin Oakes ...................................    1999          150,000       14,135(3)        40,000
  President(2)                                     1998          144,231       24,855(4)            --
                                                   1997(6)        37,500           --           17,250

Steven Martino ................................    1999          150,000       12,115(3)        60,000
  Vice President, Marketing                        1998          155,769       35,507(4)         7,499
                                                   1997          133,404       36,075(5)        37,499

Joseph DiNucci, ...............................    1999          150,000       66,766(3)            --
  Executive Vice President                         1998(7)        34,038       26,288(4)       250,000
                                                   1997(7)            --           --               --

John M. Kellum, ...............................    1999          127,400       10,290(3)        65,000
  Vice President and General Manager Online        1998          131,640       17,398(4)         7,499
  Learning Products                                1997          121,827       26,644(5)        37,499

------------------------

(1) On January 19, 2000, Mr. Billmaier was named Vice Chairman of click2learn.

(2) On January 19, 2000, Mr. Oakes was named President and Chief Executive Officer of click2learn.

(3) Does not include bonus or incentive compensation/commissions earned in 1999 but not paid in 1999.

(4) Includes certain bonus or incentive compensation/commissions earned in 1997 but not paid until 1998, and does not include bonus or incentive compensation/commissions earned in 1998 but not paid in 1998.

(5) Includes certain bonus or incentive compensation/commissions earned in 1996 but not paid until 1997, and does not include bonus or incentive compensation/commissions earned in 1997 but not paid in 1997.

(6) Mr. Oakes joined click2learn on September 30, 1997. Compensation paid in 1997 is limited to salary for the last three months of the fiscal year.

(7) Mr. DiNucci joined click2learn on October 6, 1998. No compensation was paid during 1997 and compensation paid in 1998 is limited to salary and incentive compensation for the last three months of the fiscal year.

                          OPTION GRANTS IN FISCAL 1999

    The following table sets forth certain information regarding stock options granted to each of the Named Executive Officers during the year ended
December 31, 1999.

                                                   INDIVIDUAL GRANTS(1)                   POTENTIAL REALIZABLE
                                   ----------------------------------------------------     VALUE AT ASSUMED
                                   NUMBER OF      PERCENT OF                                 ANNUAL RATES OF
                                   SECURITIES   TOTAL OPTIONS                               APPRECIATION FOR
                                   UNDERLYING     GRANTED TO     EXERCISE                    OPTION TERMS(2)
                                    OPTIONS      EMPLOYEES IN    PRICE PER   EXPIRATION   ---------------------
NAME                                GRANTED     FISCAL YEAR(3)   SHARE(4)       DATE         5%          10%
----                               ----------   --------------   ---------   ----------   ---------   ---------
James A. Billmaier...............        --            --             --            --          --          --
Kevin Oakes......................    40,000          2.23%         $8.41       10/8/09     211,560     536,135
Steven Martino...................    20,000          1.11%         $4.75       1/28/09      59,745     151,406
Steven Martino...................    40,000          2.23%         $8.41       10/8/09     211,560     536,135
Joseph DiNucci...................        --            --             --            --          --          --
John M. Kellum...................    25,000          1.39%         $4.75       1/28/09      74,681     189,257
John M. Kellum...................    40,000          2.23%         $8.41       10/8/09     211,560     536,135

------------------------

(1) Options granted in 1999 were granted under click2learn's 1998 Equity Incentive Plan (the "1998 Plan"). These options become exercisable with respect to 50% of the shares covered by the option on the first anniversary of the date of grant and with respect to an additional 50% of these shares on the second anniversary of the date of grant. These options have a term of ten years.

(2) Potential realizable value is based on the assumption that the common stock of click2learn appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten-year term. These numbers are calculated based on Securities and Exchange Commission requirements and do not reflect click2learn's projection or estimate of future stock price growth.

(3) Click2learn granted options to purchase an aggregate of 1,795,093 shares of common stock to all employees during 1999.

(4) Options were granted at an exercise price equal to the fair market value of click2learn's common stock as determined by its closing price on the Nasdaq National Market on the date of grant.

                         FISCAL YEAR END OPTION VALUES

    The following table sets forth for each of the Named Executive Officers the number and year-end value of exercisable and unexercisable options for the year ended December 31, 1999.

                                                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                              SHARES                   OPTIONS AT 12/31/99(1)              12/31/99(2)
                            ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                         EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------   --------   -----------   -------------   -----------   -------------
James A. Billmaier........        --           --      543,749         93,750      $4,635,372     $  324,375
Kevin Oakes...............        --           --        9,702         47,548          49,711        147,521
Steven Martino............        --           --      105,621         81,877         890,732        329,363
Joseph DiNucci............     7,000      $25,870       65,916        177,084         490,415      1,317,505
John M. Kellum............        --           --       85,621         86,877         699,132        361,263

------------------------

(1) Options shown were granted under both the 1998 Plan and the 1995 Combined Incentive and Non-qualified Stock Option Plan (the "1995 Plan"). The 1998 Plan options are subject to vesting as described in footnote (1) to the option grant table above. Options granted under the 1995 Plan become exercisable with respect to 25% of the shares covered by the option on the first anniversary of the date of grant and with respect to an additional 2.08% of theses shares each month thereafter, subject to acceleration upon certain changes in control of click2learn. These options have a term of ten years.

(2) Based on the closing price of click2learn common stock on the Nasdaq National Market on December 31, 1999 of $11.13 per share, net of exercise price.

EMPLOYMENT AGREEMENTS

    In connection with Mr. Oakes' becoming President and Chief Executive Officer of click2learn and relocating to click2learn's office in Bellevue, Washington, Mr. Oakes and click2learn entered into an Employment Agreement with a term of two years Pursuant to the terms of this agreement, Mr. Oakes will receive an annual salary of $250,000, have a target bonus of 40% of his annual salary, and be eligible to receive a maximum bonus of 100% of his annual salary. In addition, Mr. Oakes was granted an option to purchase 100,000 shares of the click2learn's Common Stock at a price per share of $16.00, equal to the fair market value on the date of grant, in accordance with the terms of click2learn's 1998 Equity Incentive Plan. If Mr. Oakes is terminated by click2learn without cause prior to the end of the two year term, Mr. Oakes will be entitled to receive severance pay equal to his salary for the greater of the remaining term of the Employment Agreement or six months.

                        REPORT ON EXECUTIVE COMPENSATION

    This Report of the Compensation Committee is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that click2learn specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

    Final decisions regarding executive compensation and stock option grants to executives and employees are made by the Compensation Committee of the Board. The Compensation Committee is composed of two independent non-employee directors.

GENERAL COMPENSATION POLICY

    The Compensation Committee acts on behalf of the Board to establish the general compensation policy for executives officers of click2learn. The Compensation Committee reviews and approves the general executive bonus plan and individual incentive compensation plans for certain executive officers who do not participate in the general executive bonus plan at or about the beginning of each year. Executive salaries for 2000 were established in December 1999 and became effective January 1, 2000, except that the salaries of Mr. Oakes and Mr. Martino were adjusted as of January 19, 2000 in connection with their promotions to President and Chief Executive Officer and Senior Vice President and Chief Operating Officer, respectively. The Compensation Committee also administers click2learn's incentive and equity plans, including the 1998 Equity Incentive Plan (the "Incentive Plan"), the 1998 Directors Stock Option Plan (the "Directors Plan") and the 1999 Employee Stock Purchase Plan (the "Purchase Plan").

    The Compensation Committee's general philosophy in compensating executive officers, including the Chief Executive Officer, is to relate compensation to corporate performance. Long-term equity incentives for executive officers are accomplished through grants of stock options under the Incentive Plan. Stock options generally have value for the executive only if the price of click2learn's stock increases above the fair market value on the grant date and the executive remains employed by click2learn for the period required for the shares to vest. In addition, the executive bonus plan or individual incentive compensation plans account for a significant portion of the target compensation for executive officers. Bonuses are determined solely by corporate performance targets, while executives with revenue generating responsibility have incentive compensation plans tied to the recognition of revenue for which they are responsible.

    The base salaries and stock option grants of the executive officers are determined in part by the Compensation Committee informally reviewing data on prevailing compensation practices in technology companies with whom click2learn competes for executive talent and by their evaluating such information in connection with the click2learn's corporate goals. To this end, the Compensation

Committee attempts to compare the compensation of click2learn's executive officers with the compensation practices of comparable companies to determine base salary, target bonuses and target total cash compensation. With respect to the compensation of executive officers other than the CEO, the Compensation Committee also considers the recommendations of the CEO. In addition to their base salaries, click2learn's executive officers, including the CEO, are each eligible to participate in the Incentive Plan and the Purchase Plan.

    In preparing the stock price performance graph included with this Proxy Statement, click2learn used the Nasdaq Computer & Data Processing Services Stocks Index as its published line of business index. However, the compensation practices of most of the companies in the Nasdaq Computer & Data Processing Services Stocks Index are not reviewed by the Compensation Committee when setting executive salaries because such companies are not competitive with click2learn for executive talent.

1999 EXECUTIVE COMPENSATION

    BASE COMPENSATION. In 1999, the Compensation Committee reviewed the recommendations, performance and market data outlined above to establish a base salary level for each executive officer, including the CEO.

    INCENTIVE COMPENSATION. Under the current executive bonus plan, bonuses are paid in the quarter following a quarter in which corporate performance goals are met. During 1999, click2learn paid cash bonuses to its executive officers in the fourth quarter of 1999 with respect to corporate performance goals for the third quarter of 1999. Bonuses were earned with respect to corporate performance goals for the fourth quarter of 1999, but such bonuses were not paid until the first quarter of 2000. Bonuses will be paid in 2000 only if corporate performance goals are met. Certain executives with revenue generating responsibility do not participate in the executive bonus plan, but have incentive compensation plans tied to the revenue for which they are responsible.

    STOCK OPTIONS. Stock options are granted to executive officers as incentives to become employees or to aid in the retention of executive officers and to align their interests with those of the stockholders. Stock options typically have been granted to executive officers when the executive first joins click2learn, in connection with a significant change in responsibilities and to reward continued performance. The Compensation Committee may, however, grant additional stock options to executives for other reasons. The number of shares subject to each stock option granted is within the discretion of the Compensation Committee and is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive's peer group. In the discretion of the Compensation Committee, executive officers may also be granted stock options under the Incentive Plan to provide a greater incentive to continue their employment with click2learn and to strive to increase the value of click2learn's common stock. In 1999, the Compensation Committee granted options to purchase a total of 265,000 shares to executive officers.

    COMPANY PERFORMANCE AND CEO COMPENSATION. Mr. Billmaier received bonus compensation in 1999 based on corporate performance goals achieved during the third quarter of 1999, and received bonus compensation in 2000 based on corporate performance goals achieved during the fourth quarter of 1999. He did not receive any grants of stock options in 1999.

    COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE OF
1986. Click2learn intends to comply with the requirements of Section 162(m) of the Internal Revenue Code. The Incentive Plan is already in compliance with
Section 162(m) by limiting stock awards to Named Executive Officers. click2learn does not expect cash compensation for any executive officer during 1999 to be in excess of $1,000,000 or consequently to be affected by the requirements of
Section 162(m).

    Bert Kolde and Ronald S. Posner (Members of the Compensation Committee)

                        COMPANY STOCK PRICE PERFORMANCE

    The stock price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that click2learn specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

    The graph below compares the cumulative total stockholder return on (1) the common stock of click2learn with (2) the Nasdaq US Stocks Index and (3) the Nasdaq Computer and Data Processing Services Stocks Index from June 12, 1998 (the effective date of click2learn's registration statement with respect to the click2learn initial public offering) to December 31, 1999 (assuming the investment of $100 in the click2learn's common stock and in each of the other indices on the date of click2learn's initial public offering, and reinvestment of all dividends).

    The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of click2learn's common stock.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          CLICK2LEARN.COM  NASDAQ US STOCKS INDEX  NASDAQ COMPUTER AND DATA PROCESSING SERVICES STOCKS INDEX
6/12/98               100                     100                                                        100
6/30/98                82                     109                                                        117
9/30/98                58                      98                                                        110
12/31/98               40                     128                                                        143
3/31/99                43                     143                                                        172
6/30/99                38                     156                                                        179
9/30/99                82                     160                                                        184
12/31/99              101                     231                                                        301

    Prior to June 12, 1998, click2learn's common stock was not publicly traded. Comparative data is provided only for the period since that date. The stock price performance shown on the graph above is not necessarily indicative of future price performance. Information used in the graph was obtained from the Nasdaq National Market, a source believed to be reliable, but click2learn is not responsible for any errors or omissions in such information.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Since January 1, 1999, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which click2learn or any of its subsidiaries was or is to be a party in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer, holder of more than 5% of the common stock of click2learn or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than (1) compensation agreements and other arrangements, which are described where required in "Executive Compensation" and (2) the transactions described below.

    On August 18, 1999, click2learn sold 428,571 shares of common stock to Go2Net, Inc. ("Go2Net") for an aggregate purchase price of $3,000,000 in cash, and issued Go2Net warrants for the purchase of an additional 428,571 shares of common stock at an exercise price of $7.00 per share. The warrants are exercisable at any time prior to 5:00 p.m. Pacific time on August 18, 2004 in whole or in part upon the payment of the exercise price for the number of shares with respect to which the warrants are being exercised. In addition, the warrants may be exercised on a net exercise basis, pursuant to which the exercise price for an exercise of warrants is paid by the cancellation of a portion of the shares being exercised having a fair market value equal to the exercise price for all the shares being exercised. However, a net exercise may only be made if there is not an effective registration statement in place on the date of such exercise covering the resale of the warrant shares.

    Also on August 18, 1999, and concurrently with the sale of shares and warrants to Go2Net, click2learn and Go2Net entered a Co-Branding and Marketing Agreement. Pursuant to this agreement, click2learn will host co-branded e-learning web sites targeted at users of certain Internet portals operated by Go2Net and Go2Net will advertise and promote click2learn's services on these portals. The term of the Agreement is three years. Click2learn is required to make payments of placement fees to Go2Net over the three-year term of the Agreement and will share with Go2Net the revenues from the sales of any Internet delivered e-learning materials sold through the co-branded sites to the extent that those revenues exceed certain triggering amounts. Go2Net will not receive a share of such revenues up to the triggering amounts. Click2learn and Go2Net will also share revenues from advertising or sponsorships on the co-branded sites or from the sale of other materials sold through the co-branded sites without regard to the triggering amounts. During 1999, click2learn made payments to Go2Net of $1,500,000 pursuant to the Agreement. Due to the time lag between the execution of the Agreement and the implementation of the co-branded sites and related marketing programs, click2learn did not receive any revenues from the co-branded sites during 1999. The Agreement is such as ordinarily accompanies the kind of business conducted by click2learn with other Internet portal sites.

    On October 6, 1999, click2learn sold 6,000 shares of Series A Convertible Preferred Stock (the "Series A Stock") to Marshall Capital Management, Inc., an affiliate of Credit Suisse First Boston, and sold 4,000 shares of Series A Stock to Vulcan Ventures, Inc. for an aggregate purchase price of $10,000,000 in cash. In connection with the purchase of the Series A Stock, click2learn also issued Marshall Capital Management, Inc. and Vulcan Ventures, Inc. warrants for the purchase of 580,646 and 387,096 shares, respectively, of common stock at an exercise price of $9.30 per share. The terms of the Series A Stock provided that it would automatically convert into shares of common stock (conversion shares) at such time as a registration statement on Form S-3 covering the resale of the conversion shares and the shares issuable on exercise of the warrants was declared effective by the SEC. On November 1, 1999, the Series A Stock held by Marshall Capital Management, Inc. converted into 774,193 shares of common stock, and the Series A Stock held by Vulcan Ventures, Inc. converted into 516,120 shares of common stock. The conversion price at which the Series A Stock was converted into common stock was $7.75, and was determined accordance with the Series A Stock terms.

    The warrants are exercisable at any time prior to 5:00 p.m. Eastern time on October 6, 2004 in whole or in part upon the payment of the exercise price for the number of shares with respect to which the warrants are being exercised. In addition, the warrants may be exercised on a net exercise basis, pursuant to which the exercise price for an exercise of warrants is paid by the cancellation of a portion of the shares being exercised having a fair market value equal to the exercise price for all the shares being exercised. However, a net exercise may only be made if there is not an effective registration statement in place on the date of such exercise covering the resale of the warrant shares.

    In March 1998, click2learn entered into a Directed Engineering Agreement with Vulcan Northwest, d/b/a APEX, the predecessor in interest to APEX Online Learning, Inc. ("APEX") and in May 1999 entered a second Directed Engineering Agreement with APEX (collectively the "Engineering Agreements"). Pursuant to the Engineering Agreement, click2learn agreed to develop customized extensions of its Librarian product. The terms of the Engineering Agreements are similar to other custom development arrangements which click2learn has entered into with other third parties related to its Librarian product. Pursuant to the terms of the Engineering Agreements, click2learn retains all intellectual property rights to these extensions, subject to a non-exclusive license to APEX to use the extension in connection with its use of the Librarian product. Click2learn recognized aggregate revenue under the Engineering Agreements of $171,200 in 1999. Revenue under the Engineering Agreements was recognized based on the percentage of completion method.

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at click2learn's 2001 Annual Meeting of Stockholders must be received by click2learn at its principal executive offices no earlier than February 26, 2001 and no later than March 26, 2001 in order to be included in click2learn's Proxy Statement and form of proxy relating to that meeting, unless such meeting is held before April 25, 2001 or after July 24, 2001, in which case such proposals must be received by click2learn at its principal executive offices no earlier than the close of business on the 90(th) day prior to meeting date and no later than the later of
(i) the close of business on the 60(th) day prior to the meeting date or
(ii) the close of business on the 10(th) day following the day click2learn first makes a public announcement of the meeting date.

    Notwithstanding the foregoing, if the number of Class III directors to be elected at the meeting is increased and there is no public announcement by click2learn made before March 16, 2001 (or if such meeting is held before April 25, 2001 or after July 24, 2001, then before the 70(th) day prior to the meeting date) naming all of the nominees for Class III directors or specifying the increased number of Class III directors to be elected at the meeting, then proposals for nominees for any new positions created by the increase in the number of Class III directors (but not proposals for any other business) must be received by click2learn at its principal executive offices no later than the close of business on the 10(th) following the day click2learn first makes a public announcement of the increase in the number of Class III directors.

    CLICK2LEARN'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1999 IS AVAILABLE WITHOUT CHARGE BY WRITING TO OR CALLING CLICK2LEARN'S HEADQUARTERS. REQUESTS SHOULD BE DIRECTED TO CLICK2LEARN'S INVESTOR RELATIONS DEPARTMENT AT 110 - 110(TH) AVENUE NE, BELLEVUE, WASHINGTON 98004, OR IR@CLICK2LEARN.COM.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16 of the Exchange Act requires click2learn's directors and officers, and persons who own more than 10% of click2learn's common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the Nasdaq National Market. Such persons are required by SEC regulation to furnish click2learn with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms provided to click2learn, click2learn believes that all Section 16(a) filing requirements were met during 1999.

                                 OTHER BUSINESS

    The Board does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                                     PROXY
                             CLICK2LEARN.COM, INC.

                       110-110TH AVENUE N.E., SUITE 700
                          BELLEVUE, WASHINGTON 98004

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE MAY 25, 2000
          ANNUAL MEETING OF STOCKHOLDERS OF CLICK2LEARN.COM, INC.

     The undersigned hereby appoints John D. Atherly and Steven Esau and each of them as proxies, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of Click2Learn.Com, inc. held of record by the undersigned on April 1, 2000, at the annual meeting of stockholders of Click2Learn.Com, inc. to be held on May 25, 2000, and at any continuations or adjournments. This proxy, when properly executed and returned in a timely manner, will be voted at the meeting and any adjournments or postponements in the manner described in this proxy. If no contrary indication is made, the proxy will be voted FOR the proposal, and according to the judgment of the persons named as proxies on any other matters that may properly come before the meeting.

         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.
           (Continued and to be signed and dated on reverse side.)

-------------------------------------------------------------------------------
                 -  SEE REVERSE SIDE, FOLD AND DETACH HERE -

                                                          Please mark   /X/
                                                          your votes
                                                          as in this
                                                           example.

                                                       FOR        WITHHOLD
1.  Election of Directors                              / /           / /
    Directors recommend: a vote FOR
    election of the following directors

    01 -- Kevin Oakes, 02 -- Ronald S. Posner, 03 -- Shelly Harrison, Ph.D. 04 -- Jonathan D. Klein

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the number(s) of nominee(s) in the space provided below.)

--------------------------------------------------------------------------------

                                                 FOR        AGAINST     ABSTAIN
2.  Proposal to ratify the appointment of        / /          / /         / /
    KPMG LLP as independent auditors for 1999.

In accordance with their judgment, the proxies are authorized to vote upon any other matters as may properly come before the meeting or any adjournment or postponement.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE,         / /
DATE AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING
IN THE ENCLOSED ENVELOPE. PLEASE CHECK THE FOLLOWING BOX IF YOU
PLAN TO ATTEND THE MEETING IN PERSON SO CLICK2LEARN.COM CAN PLAN
APPROPRIATELY.


THIS PROXY MUST BE SIGNED EXACTLY AS YOUR NAME APPEARS. IF MORE THAN ONE NAME APPEARS, ALL PERSONS SO DESIGNATED SHOULD SIGN. ATTORNEYS, EXECUTORS, ADMINISTRATORS, TRUSTEES AND GUARDIANS SHOULD INDICATE THEIR CAPACITIES. IF THE SIGNER IS A CORPORATION, PLEASE PRINT FULL CORPORATE NAME AND INDICATE CAPACITY OF DULY AUTHORIZED OFFICER EXECUTING ON BEHALF OF THE CORPORATION. IF THE SIGNER IS A PARTNERSHIP, PLEASE PRINT FULL PARTNERSHIP NAME AND INDICATE CAPACITY OF DULY AUTHORIZED PERSON EXECUTING ON BEHALF OF THE PARTNERSHIP.

Signature:
           --------------------------------------------------------------
Date:                       , 2000
      ----------------------

Signature:
           --------------------------------------------------------------
Date:                       , 2000
      ----------------------

-------------------------------------------------------------------------------
                         - FOLD AND DETACH HERE -